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Exhibit 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

        We hereby consent to the reference of our firm and to the use of our reports effective December 31, 2013; December 31, 2012; and December 31, 2011, dated January 15, 2014; January 28, 2013; and February 16, 2012, respectively, in the Kosmos Energy Annual Report on Form 10-K for the year ended December 31, 2013, to be filed with the U. S. Securities and Exchange Commission on or about February 24, 2014.

NETHERLAND, SEWELL & ASSOCIATES, INC.
By:	/s/ C.H. (SCOTT) REES III, P.E. C.H. (Scott) Rees III, P.E. Chairman and Chief Executive Officer

Dallas, Texas
February 13, 2014

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  Exhibit 23.2
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS